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                                                                   EXHIBIT 10.49

PROMISSORY NOTE


$500,000                                                         January 3, 2001
                                                          San Carlos, California



         FOR VALUE RECEIVED, the undersigned Borrower promises to pay to Liberate Technologies, Inc. ("Liberate") at its principal executive offices the principal sum of five hundred thousand dollars ($500,000), together with interest from the date of this Note on the unpaid principal balance, upon the terms and conditions specified below.

         1. TERM AND AMORTIZATION. The principal balance of this Note, together with interest accrued and unpaid to date, shall be due and payable at the close of business on the second anniversary of the date of this Note. The entire principal balance of this Note, together with interest accrued and unpaid to date, shall be due and payable 60 days after the Borrower's employment with Liberate terminates.

         2. RATE OF INTEREST. Interest shall accrue under this Note on any unpaid principal balance at the rate of 5.90% per annum, compounded annually.

         3. PREPAYMENT. Prepayment of principal and interest may be made at any time, without penalty.

         4. NOTE DUE AND PAYABLE. The entire unpaid principal sum and unpaid interest under this Note shall become immediately due and payable upon:

         (a) The failure of the Borrower to pay when due the principal balance and accrued interest on this Note and the continuation of such default for more than 30 days; or

         (b) The insolvency of the Borrower, the commission of an act of bankruptcy by the Borrower, the execution by the Borrower of a general assignment for the benefit of creditors, or the filing by or against the Borrower of a petition in bankruptcy or a petition for relief under the provisions of the federal bankruptcy act or another state or federal law for the relief of debtors and the continuation of such petition without dismissal for a period of 90 days or more.

         5. SECURITY. This Note shall be secured by real property located at [Confidential Data] San Mateo, California, or such successor property as the parties mutually designate. Independent of such security, the Borrower shall be personally liable for payment of this Note. The Borrower will cooperate with Liberate in promptly filing a deed of trust on the property.

         6. COLLECTION. If action is instituted to collect this Note, the Borrower promises to pay all reasonable costs and expenses (including reasonable attorney's fees) incurred in connection with such action.
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         7.     WAIVER. No previous waiver and no failure or delay by Liberate or the Borrower in acting with respect to the terms of this Note shall constitute a waiver of any breach, default, or failure of condition under this Note or the obligations secured thereby. A waiver or modification of any term of this Note or of any of the obligations secured thereby must be made in writing and signed by a duly authorized officer of Liberate and shall be limited to the express terms of such waiver.

         The Borrower hereby expressly waives presentment and demand for payment at such time as any payments are due under this Note.

         8. CONFLICTING AGREEMENTS. In the event of any inconsistencies between the terms of this Note and the terms of any other document related to the loan evidenced by this Note, the terms of this Note shall prevail.

         9. GOVERNING LAW. This Note shall be construed in accordance with the laws of the State of California, and the parties stipulate to the personal jurisdiction of the state and federal courts for the county of San Mateo, California.


                                      Name: David A. Limp


                                      /s/ David A. Limp
                                      ------------------------------------------
                                      Signature of Borrower
                                      [Confidential Data]

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